SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

AMENDMENT NO. 3
TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ECP VENTURES INC.
(Name of small business in its charter)
Nevada	1081	41-203667

______________________________________________________________________________
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)
ECP VENTURES INC. 8908 Fraserwood Court, Unit 10 Burnaby, BC, Canada, V5J 5H7 (604) 438-3639, fax (604) 438-3630	SUTTON LAW CENTRE, PC 699B Sierra Rose Drive, Reno, Nevada, USA, 89511 (775) 824-0300

______________________________________________________________________________
(Address and Telephone of Registrant's executive offices)	(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this registration statement

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Securities To Be Registered	Aggregate Amount To Be Registered	Offering Price Per Share	Offering Price	Registration Fee [1]
Common Stock:	2,000,000 shares	$0.10	$200,000	$18.40

[1] Estimated solely for the purposes of calculating the registration fee under Rule 457(o).

Registrant hereby amends this registration statement on dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on dates as the commission, acting under said section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the securities and exchange commission. These securities may not be sold nor may offers to buy be accepted before the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state which offers, solicitations or sales would be unlawful before registration or qualification under the securities laws of any of the states.

Prospectus
ECP VENTURES INC.
Shares of Common Stock
No Minimum - 2,000,000 Maximum
Before this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock. This is a self-underwritten offering. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.
	Price to Publics	Agents/Underwriters Commission	Proceeds To Us
Per Share	$0.10	$0	$0.10
Total	$200,000	$0	$200,000[1]

1 Before deducting estimated expenses of $25,000, all of which will by paid by ECP Ventures Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.

The date of this prospectus is October 11, 2002.

TABLE OF CONTENTS
SUMMARY OF OUR OFFERING	5
RISK FACTORS	6
Risk Factors Associated with our Company	6
1. We expect losses to continue, and the failure to generate revenues could cause us to go out of business.	6
2. We have no known mineral reserves, and if we cannot find any we will have to cease operations	6
3. Weather interruptions in the Province of British Columbia may affect and delay our proposed exploration operations.	6
4. Because we are small and do not have much capital, we must limit our exploration and development. This may prevent us from realizing any revenues and you may lose your investment as a result.	6
5. We may not have enough money to complete our exploration	6
6. Our officers and directors have conflicts of interest in that they are officers and directors of other mining companies	7
Risks Associated with This Offering	7
1. Because our common stock is "penny stock", you may not be able to resell our shares	7
2. After this Offering, control of ECP may remain with Mr. Chen Peng and Mr. James W. McLeod, which may inhibit a change of control.	7
3. Mr. Chen Peng and Mr. James W. McLeod will receive a substantial benefit from your investment	7
4. Because there is no public trading market for our common stock, you may not be able to resell your shares	7
5. There is no minimum number of shares that must be sold and we will not refund any funds to you	7
6. Sales of common stock by our officers and directors will likely cause the market for the common stock to drop	8
USE OF PROCEEDS	8
DETERMINATION OF OFFERING PRICE	8
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	8
PLAN OF DISTRIBUTION - TERMS OF THE OFFERING	11
BUSINESS	12
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS	17
MANAGEMENT	18
EXECUTIVE COMPENSATION	20
PRINCIPAL STOCKHOLDERS	21
DESCRIPTION OF SECURITIES	22
CERTAIN TRANSACTIONS	23
LITIGATION	24
EXPERTS	24
LEGAL MATTERS	24
FINANCIAL STATEMENTS	24

SUMMARY OF OUR OFFERING

Unless otherwise indicated, in this Prospectus all references herein are to be United States Dollars.

Our Business

We were incorporated in the State of Nevada on March 12, 2002. We are an exploration stage company. We have acquired a mining interest in one property located in the Alberni Mining Division of British Columbia, Canada. We intend to explore for gold on our property. We have not generated any revenue or conducted any operations since inception.

Our administrative office is located at 8908 Fraserwood Court, Unit 10, Burnaby, BC, Canada, V5J 5H7, telephone number (604) 438-3639, fax number (604) 438-3630, and our registered statutory office is located at 699B Sierra Rose Drive, Reno, Nevada, USA, 89511. Our fiscal year end is December 31.

We have entered into an option agreement with Mr. Larry Sostad. He has granted us the sole and exclusive right and option to acquire 100% of four mineral claims situated in the Alberni Mining Division, of British Columbia Canada.

As at April 30, 2002, we have a total assets of $47,922 and our total liabilities are $50,500.

The Offering

Following is a brief summary of our self-underwritten offering:
Securities being offered:	Up to 2,000,000 shares of common stock.
Offering price per share:	$0.10
Offering period:	The shares are being offered for a period of 90 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to our company:	Approximately $175,000
Use of Proceeds:	We will use the proceeds to pay for offering expenses, research and exploration.
Number of shares outstanding:	1,000,000
Number of shares outstanding after the Offering:	3,000,000

Unless otherwise indicated, in this registration statement, all references herein are to be United States Dollars.

RISK FACTORS

Please consider the following risk factor before deciding to invest in our common stock.

Risk Factors Associated with our Company:

1. We expect losses to continue, and the failure to generate revenues could cause us to go out of business.

We were incorporated on March 12, 2002, and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception to April 30, 2002 is $1,643. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate a profitable mineral property, and our ability to generate revenues in the future. Failure to generate revenues will cause us to go out of business.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

2. We have no known mineral reserves, and if we cannot find any we will have to cease operations.

We have no known mineral reserves. If we do not find a mineral reserve containing gold or if we cannot develop the mineral reserve, either because we do not have the money to do it or because it will not be economically feasible to do it, we will have to cease operations and you will lose your investment.

3. Weather interruptions in the Province of British Columbia may affect and delay our proposed exploration operations.

Although our proposed exploration work can be performed throughout the year, heavy rain and possibly snowfall may make the roads impassable and boat access impossible. This will make us unable to work, and generate income.

4. Because we are small and do not have much capital, we must limit our exploration and development. This may prevent us from realizing any revenues and you may lose your investment as a result.

Because we are small and do not have much capital, we must limit the time and money we expend on exploration and development of interests in our property. In particular, we will not:

devote the time we would like to exploring our property;

spend as much money as we would like to exploring our property.

rent the quality of equipment we would like to have for exploration.

have the number of people working on our property that we would like to have.

By limiting our operations, it will take longer to explore and develop our property. There are other larger exploration companies that could and probably would spend more time and money exploring the property that we have acquired.

5. We may not have enough money to complete our exploration.

We may not have enough money to complete the exploration of our property. As of April 30, 2002 the amount of working capital is a deficiency of $2,578. If it turns out that we do not have enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money, and can't raise it, we will have to suspend or cease operations.

6. Our officers and directors have conflicts of interest in that they are officers and directors of other mining companies.

One of our officers and directors has conflicts of interest in that he is an officer and director of another mining exploration company. In the future, if we decide to acquire a mineral property, which is also sought by the other company, which Mr. McLeod is an officer and director, a direct conflict of interest could result.

Risks Associated with This Offering

1. Because our common stock is "penny stock", you may not be able to resell our shares.

Our common stock is defined as "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because our common stock is a penny stock, you may be unable to resell our shares. This is because the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than accredited investors. As a result, fewer broker-dealers are willing to make a market in our stock. See "Description of Securities - Penny Stock".

2. After this Offering, control of ECP may remain with Mr. Chen Peng and Mr. James W. McLeod, which may inhibit a change of control.

If we sell less than 1,000,000 shares of common stock in this offering, Mr. Chen Peng and Mr. James W. McLeod will still own 1,000,000 shares and will still control us. As a result, after completion of this offering, if we sell less than 1,000,000, Mr. Chen Peng and Mr. James W. McLeod will be able to elect all of our directors and control our operations and your ability to cause a change in the course of our operations is eliminated and the value attributable to the right to vote is gone. This could result in a reduction in the market value to the shares you own because of the ineffective voting power. Our articles of incorporation do not provide for cumulative voting.

3. Mr. Chen Peng and Mr. James W. McLeod will receive a substantial benefit from your investment.

Mr. Chen Peng and Mr. James W. McLeod, our only shareholders, will receive a substantial benefit from your investment. They are supplying the cash of $1,000 and a loan totaling $50,000, which has to be repaid. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while Mr. Chen Peng and Mr. James W. McLeod will lose only approximately $1,000.

4. Because there is no public trading market for our common stock, you may not be able to resell your shares.

There is currently no public trading market for our common stock. Therefore, there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

5. There is no minimum number of shares that must be sold and we will not refund any funds to you.

There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances. It is possible that we may not raise enough funds to conduct our operations. If that happens, you will suffer a loss in the amount of your investment.

6. Sales of common stock by our officers and directors will likely cause the market for the common stock to drop.

There is currently no market existing for our shares. If a market will exist in the future, our directors and officers may sell the shares on the market. A total of 1,000,000 shares of stock were issued to directors and officers. They paid an average price of $0.001. They will likely sell a portion of their stock if the market price goes above $0.10. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

USE OF PROCEEDS

Our offering is being made on a no minimum basis. The net proceeds to us after deducting offering expenses of $25,000 will be $175,000 if all of the shares are sold. We will use the net proceeds as follows:
Amount raised	$50,000	$100,000	$150,000	$200,000

Allocation
Offering expenses	$25,000	$25,000	$25,000	$25,000
Option Payments and Exploration	$25,000	$75,000	$120,000	$120,000
Working capital	$0	$0	$5,000	$55,000

Working capital includes the cost of our office operations including rent, telephone, utilities, printing, faxing and administrative expenses such as office supplies, postage and delivery charges. We have obtained a loan of $50,000 from Mr. Chen Peng, the President and director of the ECP. See "Management Discussion and Analysis of Financial Conditions and Results of Operations".

If we raise $150,000 to $200,000, $5,000 to $55,000 of the proceeds will be used to pay the costs of working capital.

If we do not sell all of the shares and there are no funds allocated for working capital, we will pay the expenses with the money that Mr. Chen Peng has loaned to ECP.

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we are successful in immediately finding gold, we will stop exploring and go on to develop our property. Costs of exploring will then cease. On the other hand if we do not immediately find gold, we will continue to explore for gold on our property. If we have to continue to explore for gold, the costs of exploration will increase.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were our lack of operating history, the proceeds to be raised by the offering, the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value represents the amount of our total tangible assets less total liabilities divided by the number of shares of common stock outstanding. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of April 30, 2002, the net tangible book value of our shares of common stock was a negative amount of $2,578 or approximately ($0.003) per share based upon 1,000,000 shares outstanding.

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 3,000,000 shares to be outstanding will be $196,422, or approximately $0.066 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.69 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.066 per share.

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 2,500,000 shares to be outstanding will be $147,422, or approximately $0.059 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.062 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.059 per share.

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 2,000,000 shares to be outstanding will be $96,422, or approximately $0.048 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.051 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.048 per share.

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 1,500,000 shares to be outstanding will be $46,422, or approximately $0.031 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.034 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.031 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 66.66% of the total number of shares then outstanding for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 33.34% of the total number of shares then outstanding, for which they have made contributions of cash totaling $1,000, or approximately $0.001 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 60.00% of the total number of shares then outstanding for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 40.00% of the total number of shares then outstanding for which they have made contributions of cash totaling $1,000, or approximately $0.001 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 50.00% of the total number of shares then outstanding for which you will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 50.00% of the total number of shares then outstanding for which they have made contributions of cash totaling $1,000, or approximately $0.001 per share.

After completion of this offering, if 500,000 shares are sold, you will own approximately 33.33% of the total number of shares then outstanding for which you will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 66.67% of the total number of shares then outstanding for which they have made contributions of cash totaling $1,000, or approximately $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders:
Existing Stockholders	2
Price per share	$0.001
Net tangible book value per share before offering	$(0.001)
Net tangible book value per share after 100% offering sold	$0.066
Increase to present stockholders in net tangible book value per share after offering	$0.067
Capital contributions	$1,000
Number of shares outstanding before offering	1,000,000
Number of shares after offering held by existing stockholders	1,000,000
Percentage of ownership after offering	33.34%
Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.10
Dilution per share	$0.034
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	66.66%
Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.10
Dilution per share	$0.041
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	60.00%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.10
Dilution per share	$0.052
Capital contributions	$100,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	50.00%
Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.10
Dilution per share	$0.069
Capital contributions	$50,000
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	33.33%

PLAN OF DISTRIBUTION - TERMS OF THE OFFERING

Offering Will be Sold by One of Our Officers

We will be offering up to a total of 2,000,000 shares of common stock through a self-underwritten offering. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we choose to do so.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will sell the shares in this offering through Mr. Chen Peng, one of our officers and directors. Mr. Chen Peng will receive no commission from the sale of any shares. Mr. Chen Peng will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of their participation, an associated person of a broker-dealer; and

4. The persons meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for and on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(ii).

Mr. Chen Peng is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Chen Peng is and will continue to be one of our officers and directors at the end of the offering and has not been during the past twelve months, and is currently not a broker-dealer or associated with a broker-dealer. Mr. Chen Peng has and will comply with Rule 3a4-1(a)(4(ii)(C) in that he has not and will not participate in selling an offering of securities for any issuer more than once every twelve months offer or sell securities for any other corporations.

Only after our Registration Statement is declared effective by the SEC, we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute a prospectus to potential investors at meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement.

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "ECP Ventures Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions, in whole or in part, for any reason and for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

We were incorporated in the State of Nevada on March 12, 2002. We are an exploration stage company. We maintain our statutory registered agent's office at 699B Sierra Rose Drive, Reno, Nevada, USA 89511 and our business office is located at 8908 Fraserwood Court, Unit 10, Burnaby, BC, Canada, V5J 5H7. Our telephone number is (604) 438-3639 and our fax number is (604) 438-3630. Our offices are leased from LCC Venture Corp., a company wholly owned by Mr. Chen Peng, on a month-to-month basis, and our monthly rental is CDN $500.

Background

In North America there is a long history of major mining deposits having been initially found by junior mining companies which specialize in the exploration and development of early stage prospective properties. The junior mining companies carry out early stage exploration which often includes sampling prospective property, trenching, taking geochemical samples, conducting airborne magnetic surveys and once the preponderance of evidence of mineralization mounts then, if justified, we would test the rock formation with an exploratory diamond drill hole.

Junior mining companies acquire prospective lands through staking after conducting a grassroots exploration over a prospective area or more usually by acquiring a property located by a previous prospector upon which a good deal of grassroots geology may already have been carried out. By acquiring these properties by way of option some of the risk in mineral exploration is removed. The junior mining companies acquire these prospective properties by way of option because it is the nature of these mining options that we are free to carry out exploration and development to determine if it is in the best interests of the junior mining company to spend the additional funds in order to complete the purchase of our property.

In the event the exploration and development carried out by the junior mining company is promising then the junior mining company would proceed to complete the acquisition of the mineral property at a price that has been previously negotiated.

The industry uses this type of approach because it maximizes the value to its shareholders in that, in the event the exploration and development is not promising then the junior mining company may discontinue its explorations on that particular property without having paid the full purchase price for the property and the junior mining company can then expend its resources on another more promising prospect.

We are such a junior mining company.

On April 8, 2002 we entered into an option agreement (the "Agreement") with Mr. Larry Sostad, the claims owner. Pursuant to the Agreement, the claims owner granted to us an option to acquire a 100% interest in four mineral claims situated in the Alberni Mining Division, Province of British Columbia (the "Property"). The claims owner shall be entitled to receive from us a two (2%) percent Net Smelter Returns.

"Net Smelter Returns" shall mean the net amount shown due by the smelter or other place of sale from the sale of mineral products, as indicated by its returns or settlement sheets, after payment of:

(a) all freight charges from the shipping point to the smelter or other place of sale;

(b) all other proper treatment or other charges at such smelter or other place of sale; and

(c) provincial or federal royalties due and payable on production, if any.

We have paid to the claims owner $1,935 (CDN $3,000). Under the terms of the Agreement we need to pay the claims owner CDN $3,000 on or before October 8, 2002; pay the claims owner CDN $7,000 on or before October 8, 2003, pay the claims owner CDN $7,000 on or before October 8, 2004; make exploration expenditures ("Exploration Expenditures") on the Property of CDN $50,000 on or before June 30, 2003; and make Exploration Expenditures on the Property of a further CDN $100,000 on or before June 30, 2004.

Under the terms of the Agreement, we, upon the execution of the Agreement, have immediate access to the Property to start exploration work. We have two phases of exploration programs. Further exploration will be required before a final evaluation is to the economic and legal feasibility is determined.

We have a further option to purchase one-half of the Net Smelter Return Royalty, i.e. 1% in consideration of the sum of CDN $1,000,000 at any time before the Property is placed into commercial production.

Upon the payment of monies and the making of exploration expenditures, the claims owner shall transfer to us a 100% interest in the Property free and clear of all encumbrances save and except Net Smelter Return's and shall deliver the same to us.

We will decide after completing the two phases of the exploration programs whether it will be to the benefit of ECP to exercise the option to purchase one-half Net Smelter Returns Royalty. If we decide to exercise this option, we will secure the referred funding through a public offering or private placement.

We may at any time abandon our interest in the Property and terminate the Agreement by giving notice to the claims owner and by meeting any and all outstanding duties regarding the Property. However, before the Property is surrendered, we must make cash payments to the claims owner of not less than CDN $10,000.00. The CDN $10,000.00 is to include any amounts that we have paid to the claims owner.

To date we have not performed any work on our property. We plan to start exploration work upon the completion of this offering. Mr. James W. McLeod, director and secretary of ECP will oversee and conduct the exploration. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists on our property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Mr. James McLeod, a member of Associates of Professional Engineers and Geoscientists of British Columbia and a Fellow of the Geological Association of Canada who is also the Secretary, Treasurer and Director of ECP, prepared the geologists report for us dated April 27, 2002. Mr. McLeod selected our property based on his personal work experience in British Columbia including the claim area and the technical information available from available reports.

Location and Access

According to Mr. McLeod, the claims area are located on NTS map sheet, 92E/9E at latitude 49 degrees *37' north and longitude 126 degrees 03' west. The claim area is situated 12.5 miles south of the town of Gold River, British Columbia, Canada on the west coast of Vancouver Island. The property lies in the Alberni Mining Division, British Columbia, Canada.

Access to our property is gained by traveling 54 miles southwest of the town of Campbell River, British Columbia, which lies on the east coast of Vancouver Island, on the good, all weather Gold River road. Then traveling by boat to the southeast for 15 miles to our property which lies on the west side of Matchlee Bay at the head of Muchalat Inlet. Property road access is gained from the mouth of June Creek trending in a west and northwest direction. A total of approximately 1 mile of property and/or logging roads, nearly all on the north side of June Creek, provide access to the claims and various showings. There is a landing area at the mouth of June Creek for a crew boat or equipment barge to land and off-load and which affords access to our property road.

The following are a list our claims:
Name of Claim	Claim Number	Date of Record	Expiry Date
June 1	363010	May 31, 2002	May 31, 2003
June 2	363011	May 31, 2002	May 31, 2003
June 3	363012	May 31, 2002	May 31, 2003
June 4	363013	May 31, 2002	May 31, 2003

In order to keep the claims in good standing, we must renew the claims each year before the expiration date by either recording the exploration work performed during the past year or paying cash in lieu of work which is at the rate of $200/claim/year in Can. Funds.

History

The recorded mining history of the general area dates from the 1930's with lode gold production of 287,811 troy ounces being produced from a number of small mines in the Zeballos Gold Camp for the period 1934 - 1948 with production during the four years, 1932 - 1933 and 1945 - 1946 of nearly zero. The Zeballos Gold Camp is situated approximately 44 miles northwest of our claims.

Previous operators of the area currently covered by our claims were Adola Mining Corporation in 1977 who conveyed the mineral claims to Prophesy Developments Ltd. in 1986.

The Adola claims that were first recorded in 1934 and have undergone exploration work at various times since then until 1988 when they were abandoned by Prophesy Developments Ltd.. The area covered by our claims comprises the same area as the former Adola claims. Our claims were staked on May 31, 1998 by the present owner, Mr. Larry Sostad and are in good standing until May 31, 2003. Much of the emphasis of fieldwork conducted in the past was as physical work, hand and excavator surface trenching, line cutting and access road building. The claims also underwent geological mapping, geophysical work as, magnetometer and VLF-EM (electromagnetic) surveys. According to Mr. McLeod's report, the writer did not have access to the geophysical survey data and some surface and limited diamond core drill sampling results.

Topographical and Physical Environment

The property is situated on the eastern flank of the Pierce Range on the Westcoast of Vancouver Island.

The property covers moderately rugged, mountainous terrain that is tree covered and much of which has undergone logging. The elevations of the claim area range from sea level to 1,300. The winters are mild and wet. It is not uncommon for the property area to experience little or no snow and mild conditions throughout the winter, except of course at higher elevations where snow can be heavy.

Local Geology

The property is seen to be underlain by three main rock types: the oldest being volcanics that are followed by recrystallized limestone and finally by the youngest rocks that are seen in the southeastern portion of the property which are intrusive rocks.

Base and precious metals have been reported from the property, but we cannot confirm exactly where or in what quantities. They are reportedly found in quartz veins, but this also remains to be determined.

Why the Property was Chosen

The area covered by the Property has undergone intermittent periods of exploration work from 1934 to the present. During the period 1934 - 48 when the Zeballos Gold Camp which lies 44 miles to the northwest of the Property was producing gold it was thought that the Property exhibits a similar geological setting to Zeballos. This forms the basis for us to undertake this project.

The Property requires a comprehensive exploration approach to integrate the known results and the anomalous areas of interest. A more detailed examination and sampling program than previously undertaken could delineate drill target areas.

Our Proposed Exploration Program

We must conduct exploration to determine what amounts of minerals, if any, exist on our property and if any minerals which are found can be economically extracted and profitably processed.

Our exploration program is designed to economically explore and evaluate our property. We do not claim to have any minerals or reserves whatsoever at this time on our property.

Our recommended exploration program that is of two phases, Phase I and Phase II, with the implementation of Phase II being contingent on positive results being obtained from the Phase I program.

We intend to implement a recommended exploration Phase I program and intend to proceed in the following manner:

Phase I will involve performing a number of geophysical property surveys. The first step will be to install a grid over the property that will tie together all of the survey stations. We will then conduct instrument recorded characteristics of the magnetic, conductive and voltage measurements of the property over the grid area and will be taken along the grid lines. Soil and rock geochemistry will be conducted over the same area. The grid lines will be 100 feet apart with measurements taken every 50 feet. Geological rock exposure mapping and rock sampling will be undertaken within the survey grid.

The purpose of this phase of explorations is to confirm the surface geology of the claim area, the position and area extent of the structure of any rock contacts or veins which may be found or indicated. This program if successful in find surface mineralization, will render sample assay results from the areas of mineralization

The data will be plotted on property base maps and conclusions will be drawn from this data

Phase I will take approximately one month to complete an estimated cost of $32,500 (CDN $50,000).

A Phase II program will be initiated if positive results are obtained from the Phase I program which will involve mainly excavator trenching, hand trenching and rock drilling.

Phase II will be further programs of trenching and drilling contingent upon favorable exploration results being obtained from the Phase I program. Work would begin with trenching in areas of anomalous values. The excavator trenching would be useful in exposing mineralized bedrock.

The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface.

The Phase II program will take approximately 45 days to complete at an estimated cost of $65,500 (CDN $100,000). If we find mineralized materials, we intend to try to develop the reserves ourselves, and/or bring in other interested parties or partners.

Mr. McLeod will oversee and conduct the exploration on our property. See "Business" for a description of Mr. McLeod's qualifications.

Competitive Factors

The gold mining industry includes companies of all sizes, from the large production and exploration companies to the smallest companies. We are within the latter group, but all major companies have had a small or at least modest beginning. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining exploration business. While we compete with other exploration companies, there is no competition for the exploration or removal of mineral from out of our property. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

Our mineral exploration program is subject to the Province of British Columbia Mineral Tenure Act Regulation. This Act sets forth rules for locating claims, posting claims, working claims and reporting work performed on the mineral claims.

We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting Health and Safety, Archaeological Sites and Exploration Access.

Phase I of our exploration program does not require a permit and there are no costs associated with this.

Phase II of our exploration program requires a permit from the district inspector. A district inspector is an agent of the provincial government, who is responsible for ensuring that mining companies comply with the Health, Safety and Reclamation Code, in a particular mining district. Exploration work that requires permitting includes:

  drilling, trenching and excavating using machinery;
  blasting;
  disturbance of ground by mechanical means;
  disturbance of ground by mechanical means;
  construction, modification, deactivation and reclamation of an exploration access;
  induced polarization surveys using exposed electrodes;
  site reclamation.

We are also required to give written or verbal notification to the district inspector prior to the comment of exploration activities.

We are required to reclaim our mining claim after we completed our exploration program. We must remove the garbage, drums of fuel, clean the spills and fill in the open trenches. The estimated cost would be approximately $1,000.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Our only technical employees will be Chen Peng and James W. McLeod, our officers and directors.

Employees and Employment Agreements

At present, we have no employees, other than Messrs. Peng and McLeod, our officers and directors, who were not paid any compensation for their services. Messrs. Peng and McLeod do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employee.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or word which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

To meet our needs for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. We have obtained a loan of $50,000 from one of our officers, Chen Peng, (through his wholly owned company, LCC Venture Corp.). Mr. Peng is currently a director and the President of a principal shareholder of ECP. LCC Venture Corp. agrees not to demand the payment of the loan until we are capable to do so. If LCC Venture Corp., however, demands immediate payment of the loan, we will try to raise money through borrowing from other persons or a private placement. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in the number of our employees.

Limited Operating History; Need for Additional Capital

There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct into the research and exploration of our properties before we start production on any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our business . Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on March 12, 2002.

We just recently acquired our first mining interest in a property located at Alberni Mining District of British Columbia under the Agreement (see "Business" on page 13) and are commencing the research and exploration on the Property at this time.

Since inception, we have used our common stock to raise money, we have also obtained a loan totaling $50,000 from a company wholly owned by one of our officers, for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception to April 30, 2002 was $51,000, as the result of proceeds received from advances.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 1,000,000 founders shares on March 12, 2002 for the amount of sum of $1,000. Since our inception, Mr. Chen Peng, through his wholly owned company, LCC Venture Corp., advanced a demand loan to us in the total sum of $50,000, which are used for organizational and start-up costs and operating capital. The loan does not bear interest and has not been paid as of the date hereof. We issued a promissory note reflecting the loan and it is not due on a specific date. Mr. Chen Peng will accept payment from us when the money is available.

As of April 30, 2002, our total assets were $47,922 and our total liabilities were $50,500.

MANAGEMENT

Officers and Directors

Each of our directors is elected by stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:
Full Name and Resident Address	Age	Positions
Chen Peng 1465 Parkway Blvd., #221 Coquitlam, BC, V3Z 3E6	40	President and Director
James W. McLeod #202-1318-56th Street, Delta, BC, V4L 2A4	61	Secretary/Treasurer and Director

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual general meeting of our stockholders.

Background of Officers and Directors

Mr. Chen Peng - President and Director: Mr. Peng is a Chinese citizen and, since March 1998, a Canadian landed immigrant. He obtained a bachelor degree from the University of Beijing Post and Telecommunications in 1985. He worked as an Engineer and Information and Technology Specialist with China Telecom in Tianjin from 1985 to 1994. In 1995, he commenced his own business in Tianjin in the Freight Forwarding Industry and International Trading.

Mr. Peng is currently President and a director of LCC Ventures Inc., a private British Columbia Company, which is in the business of exporting paper and electric lighters and international consulting canadian companies on carrying out wood-frame house projects in China.

Mr. Peng is also Vice-President and Director of Digital Village World Technologies, Inc., a Nevada Company (OTCBB), which is in the business of internet development that provides bi-lingual content in Chinese and English, technical services to companies in China, and provides third party internet services such as web design, web hosting and content development for firms that specialize in naturopathic and traditional eastern health science in North America.

Mr. Peng is also Vice-President of Teda Technologies International, Inc., a Nevada Company, which is in the business of investment and telecommunications.

Mr. James W. McLeod - Secretary/Treasurer and Director: Mr. McLeod obtained a Bachelor of Science (Major Geology) in 1969 from the University of British Columbia. He is a Member of The Association of Professional Engineers and Geoscientists of British Columbia and a Fellow of The Geological Association of Canada. Mr. McLeod has been a consulting geologist since 1969.

Mr. McLeod is currently President and CEO of Nustar Resources Inc., a British Columbia company, listed on the TSX Venture Exchange. Nustar Resources Inc. is engaged in the mining and mineral exploration business. Mr. McLeod as President /Director took Nustrar public on the Vancouver Stock Exchange in 1986 under it's former name Big I Developments Ltd. Nustar has always been involved in the mineral exploration business and has voluntarily filed with the Securities and Exchange Commission, Filing No. 82-1094. Nustar Resources Inc. is the post - 1997 consolidation name of the former company. Mr. McLeod has examined mineral properties since 1967, he has carried-out independent geological consulting since 1973. Since Nustar began trading it has carried-out exploration projects under Mr. McLeod's supervision.

Conflicts of Interest

We believe that Mr. James W. McLeod will be subject to conflicts of interest. The conflicts of interest arise from Mr. McLeod's relationships with other mining corporations. In the future, Mr. McLeod will continue to be involved in the mining business for other entities and their involvement could create a conflict of interest. At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional mineral properties. The only conflicts that we foresee is Mr. McLeod's devotion of time to mining projects that do not involve us.

EXECUTIVE COMPENSATION

Messrs. Peng and McLeod, our officers and directors, were not compensated for their services and there are no plans to compensate them in the near future unless and until we are capable of providing them appropriate compensation. There has been no compensation awarded to, awarded by or paid to Messrs. Peng and McLeod who are our executive officers.

The following table sets forth the compensation paid to our officers and directors since our inception. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and all other compensation:
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/SARs	All LTIP Payments	Other Compensation
Chen Peng, President and Director	Nil	Nil	Nil	Nil	Nil	Nil	Nil
James W. McLeod, Secretary, Treasurer and Director	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Option/SAR Grants

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors since we were founded.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of Directors

We do not have any plans to pay our directors any money for their services as directors. Our directors do not receive compensation for serving as members of the board of directors. The board of directors has not implemented a plan to award options.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares:
Name and Address of Beneficial Owner [1]	Number of Shares Before Offering	Number of Shares After Offering	Percentage of Ownership Before Offering	Percentage of Owner-ship After Offering
Chen Peng 1465 Parkway Blvd., 221 Coquitlam, BC, V3Z 3E6	900,000	900,000	90.0	30.0
James W. McLeod 202-1318-56th Street, Delta, BC, V4L 2A4	100,000	100,000	10.0	3.0
All Officers and Directors as a Group (2 persons)	1,000,000	1,000,000	100.0	33.33

[1] The persons named above may be deemed to be a parent and promoter of our company by virtue of his/its direct and indirect stock holdings. Mr. Peng and Mr. McLeod are the only promoters of our company.

Future Sales by Existing Stockholders

A total of 1,000,000 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 common stock with a par value of $0.001 per share. The holders of our common stock:

have equal ratable rights to dividends from funds legally available if and when declared by our board of directors.

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding-up of our affairs.

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Penny Stock

Our common stock is not listed or quoted on any national securities exchange or trading medium. The Securities and Exchange Commission has adopted a rule that defines a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

  that a broker or dealer approve a person's account for transactions in penny stocks; and
  that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

To approve a person's account for transactions in penny stocks, the broker or dealer must:

  obtain financial information and investment experience and objectives of the person; and
  make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

  sets forth the basis on which the broker or dealer made the suitability determination; and
  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your share and may cause the price of the shares to decline. See "Risk Factors - Risks Associated with this Offering - Because our common stock is "penny stock", you may not be able to resell our shares".

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 33.33% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend on our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C., 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Signature Stock Transfer Inc., Suite 221, 14675 Midway Road, Dallas, Texas, USA, 75244.

Market Information

There is no public trading market for our common stock and there are no outstanding options or warrants to purchase, or securities convertible into common stock of our company. There are two common stock holders. There has been no cash dividends declared since the inception of ECP and there will not be any cash dividends declared in the foreseeable future. See "Description of Securities - Cash Dividends". The number of common stock that could be sold pursuant to Rule 144 of the Securities Act is the common stock held by Chen Peng and James W. McLeod which total 1,000,000 common stock. We have not been advised that the common stock of ECP is being or has been proposed to be publicly offered by ECP, or that ECP wants to register its common stock under the Securities Act for the sale of their shares.

CERTAIN TRANSACTIONS

On March 12, 2002, we issued a total of 1,000,000 shares of restricted common stock to Mr. Chen Peng and Mr. James W. McLeod, officers and directors of ECP. This was accounted for as advances of $1,000.

Since our inception, Mr. Chen Peng, through his wholly owned company, LCC Venture Corp., advanced a demand loan to us in the total sum of $50,000, which was used for organizational and start-up costs and operating capital. The loan does not bear interest and has not been paid as of the date hereof. There is a promissory note reflecting the loan and it is not due on a specific date. Mr. Chen Peng will accept payment from us when the money is available.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to April 30, 2002, included in this prospectus, have been audited by Moen and Company, Chartered Accountants, of PO Box 10129, 1400 IBM Tower, 701 West Georgia Street, Vancouver, British Columbia, Canada, V7Y 1C6, as set forth in their report included in this prospectus. The accountants report is given upon this authority as experts in accounting and auditing.

LEGAL MATTERS

Fraser and Company, Barristers and Solicitors, of 1200 - 999 West Hastings Street, Vancouver, British Columbia, Canada, V6C 2W2, telephone (604) 669-5244 have acted as legal counsel for our company.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by management and reported upon by Moen and Company, Independent Auditors.

Our audited financial statements from inception to April 30, 2002 and unaudited financial statements for the periods ended March 31, 2002, June 30, 2002 and September 30, 2002 with Independent Accountants' Review Report, immediately follows:

MOEN AND COMPANY

CHARTERED ACCOUNTANTS
PO Box 10129
1400 IBM Tower	Telephone:	(604)662-8899
701 West Georgia Street	Fax:	(604)662-8809
Vancouver, BC V7Y 1C6

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders

ECP Ventures, Inc.

(An Exploration Stage Company)

We have audited the accompanying balance sheet of ECP Ventures Inc. as of April 30, 2002, and the related statements of income, retained earnings, cash flows, and stockholders' equity for the period from March 12, 2002 to April 30, 2002. These financial statements are the responsibility of our management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ECP Ventures, Inc. as of April 30, 2002, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

"Moen and Company"

Chartered Accountants

Vancouver, British Columbia, Canada
May 6, 2002

ECP VENTURES, INC.
(A Nevada Corporation)
(An Exploration Stage Company)
Balance Sheet
April 30, 2002
(In U.S. Dollars)

ASSETS

Current Assets		
Cash and cash equivalents	$	31,148
Prepaid expense and deposit (note 4)		16,774
	$	47,922

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities		
Accounts payable and accrued	$	500
Due to related parties (note 5)		50,000
		50,500
Stockholders' Equity		
Capital Stock (note 6)		
Authorized:		
75,000,000 common shares at $0.001 par value		
Issued and fully paid		
1,000,000 common share at par value		1,000
Deficit, accumulated during the exploration stage (note 2)		(3,578)
		(2,578)
	$	47,922

Approved on Behalf of the Board:

"Peng Chen", Director

"James W. McLe(, Director

Note 1. ORGANIZATION AND NATURE OF BUSINESS

We were incorporated on March 12, 2002 under the Company Act of the State of Nevada, U.S.A. to pursue opportunities in the business of mineral explorations.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis Of Presentation

These financial statements have been prepared in accordance with Accounting Principles Generally Accepted in the United States ("USGAAP).

Exploration Stage Company

ECP is still an exploration stage company as they do not have an established commercial deposit and is not in the production stage.

Use Of Estimates

The preparation of financial statements in conformity with USGAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash And Cash Equivalents

Cash and cash equivalents consist of cash on deposit and highly liquid short-term interest bearing securities with a maturity at the date of purchase of three months or less.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statement at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Compensated Absences

Employees of the corporation are entitled to paid vacations, sick days and other time off depending on job classification, length of service and other factors. It is impractical to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The corporation's policy is to recognize the costs of compensated absences when paid to employees.

Net Profit Per Share

ECP adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings per share. Basic earnings per share is computed by dividing net income available to common shareowners by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contacts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, any anti-dilution effects on net loss per share are excluded.

Disclosure About Fair Value Of Financial Instruments

ECP has financial instruments, none of which are held for trading purposes. ECP estimates that the fair value of all financial instruments at May 6, 2002 as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by ECP using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that ECP could realize in a current market exchange.

Concentration Of Credit Risk

Financial instruments that potentially subject ECP to a significant concentration of credit risk consist primarily of cash and cash equivalents which are not collateralized. ECP limits its exposure to credit loss by placing its cash and cash equivalents with high credit quality financial institutions.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Long-Lived Assets

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. This standard did not have a material effect on ECP's results of operations, cash flows or financial position in these financial statements.

Foreign Currency Translation

The accounts of ECP are translated into US Dollars on the following basis:

-current assets and liabilities at the rate of exchange in effect at the balance sheet date

-deferred exploration costs and general and administration expenses at the average rate in effect during the period

-non-current assets and liabilities at rates prevailing when the transaction occurred

-exchange gains or losses on conversion are included with net interest income.

The effect of exchange rate changes on cash balances forms part of the reconciliation of change in cash and cash equivalents during the period.

Stock-based Compensation

SFAS No. 123, "Accounting for stock-based compensation" permits the use of either a "fair value based method" or the "intrinsic value method" defined in Accounting Principles Board Opinion 25, "Accounting for stock issued to employees" (APB 25) to account for stock-based compensation arrangements.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Companies that elect to use the method provided in APB25 are required to disclose pro forma net income and pro forma earnings per share information that would have resulted from the use of the fair value based methods. ECP has elected to continue to determine the value of stock-based compensation arrangements with employees under the provisions of APB 25. No pro forma disclosures have been included with the accompanying financial statements as there was no pro forma effect to ECP's net loss or net loss per share.

Mineral Property Acquisition Costs And Deferred Exploration Expenditures

    Mineral property acquisition costs are capitalized. Exploration costs and mine development costs to be incurred, including those to be incurred in advance of commercial production and those incurred to expand capacity of proposed mines, expensed as incurred while ECP is in the exploration stage and, accordingly, exploration costs of $1,935 are expensed during the period from March 12, 2002 to April 30, 2002. Mine development costs to be incurred to maintain production will be expensed as incurred. Depletion and amortization expense related to capitalized mineral properties, exploration costs and mine development costs will be computed using the units-of-production method based on proved and probable reserves
    US GAAP requires that whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, the entity shall estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the discounted future cash flows is less than the carrying amount of the asset, an impairment loss (difference between the carrying amount and fair value) should be recognized as a component of income from continuing operations before income taxes
    Where properties are disposed of, the sales proceeds are, firstly, applied as a recovery of deferred exploration expenditures, secondly, as a recovery of mineral property acquisition costs, and thirdly, as a gain or loss recorded in current operations.

Values

The amounts for mineral properties and deferred expenses represent costs incurred to date and are not intended to reflect present or future values. The recoverability of the amounts shown for mineral properties and deferred exploration costs is dependent on the confirmation of economically recoverable reserves, the ability of ECP to obtain the necessary financing to successfully complete their development, including compliance with the requirements of lenders who may provide this financing from time to time, and upon future profitable operations.

Note 3. OPTION AGREEMENT

As at April 8, 2002, ECP signed an option agreement with Larry R.W. Sostad. ECP is granted a 100% undivided interest in the June Properties (June #1, June #2, June #3 and June #4, (Tenure Number 363010, 363011, 363012 and 363013), located in the Alberni Mining Division, in the Province of British Columbia, Canada, subject to the following terms and conditions:
    pay to Sostad $1,935 (CAD$3,000) on execution of this agreement (paid);
    pay to Sostad CAD$3,000 on or before October 8, 2002;
    pay to Sostad CAD$7,000 on or before April 8, 2003;
    pay to Sostad CAD$7,000 on or before April 8, 2004;
    ECP shall make exploration expenditures on the property of CAD$50,000 on or before June 30, 2003 and CAD$100,000 on or before June 30, 2004;
    Sostad shall be entitled to receive 2% of Net Smelter Returns; ECP has the option to buy one-half of the Net Smelter Return Royalty for CAD$1,000,000 at any time before the property is placed into commercial production.
    ECP may at any time elect to abandon its interest in the Property and in this agreement by giving notice to Sostad of any such intention and by meeting any and all outstanding obligations regarding the Property. However, before the Property is surrendered, ECP must make cash payments to Sostad of not less than CAD$10,000, the latter to include any amounts described in a), b) and c) above.

Note 4. PREPAID EXPENSES AND DEPOSIT

The amount of $16,744 (CAD$26,000) as at April 30, 2002 is prepaid and deposit for legal fees.

Note 5. RELATED PARTY TRANSACTIONS

The amount of $50,000 as at April 30, 2002 is due to a related party, LCC Ventures Corporation, controlled by Mr. Peng Chen, President and Director of ECP. This amount is unsecured, non interest bearing, with no specific terms of repayment.

Note 6. CAPITAL STOCK

    Authorized: 75,000,000 common shares with a par value of $0.001 per share.
    Issued and outstanding common shares as at April 30, 2002, are as follows:

Note 7. INCOME TAXES

There is a loss of $1,643 carried forward that may be applied towards future profits.

No deferred income taxes are recorded as an asset. A reserve has been claimed that offsets the amount of tax credit available from use of the loss carry forward because there is presently no indication that these tax losses will be utilized.

Note 8. FINANCIAL INSTUMENTS

ECP's financial instruments consist of cash and cash equivalents, prepaid expenses, accounts payable and accrued and due to related party. It is management's opinion that ECP is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial statements approximates their carrying values.

Note 9. PENSION AND EMPLOYMENT LIABILITIES

ECP does not have liabilities as at April 30, 2002, for pension, post-employment benefits or post-retirement benefits. ECP does not have a pension plan.

MOEN AND COMPANY

CHARTERED ACCOUNTANTS
PO Box 10129
1400 IBM Tower	Telephone:	(604)662-8899
701 West Georgia Street	Fax:	(604)662-8809
Vancouver, BC V7Y 1C6

INDEPENDENT ACCOUNTANTS' REVIEW REPORT

Board of Directors and Stockholders

ECP Ventures, Inc.

(An Exploration Stage Company)

We have reviewed the accompanying Balance Sheets of ECP Ventures, Inc. (An Exploration Stage Company) as of September 30, 2002, June 30, 2002 and March 31, 2002, and the related Statements of Operations, Retained Earnings, Cash Flows and Stockholders' Equity for the three month periods ended September 30, 2002 and June 30, 2002 and for the period from the date of inception on March 12, 2002 to March 31, 2002 in accordance with Statements on Standards for Accounting and Review Services issued by the America Institute of Public Accountants. All information included in these financial statements is the representation of ECP Ventures, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

On the basis of our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with United States generally accepted accounting principles (GAAP).

"Moen and Company"

Chartered Accountants

Vancouver, British Columbia, Canada
October 7, 2002

Note 1. ORGANIZATION AND NATURE OF BUSINESS

The Company was incorporated on March 12, 2002 under the Company Act of the State of Nevada, U.S.A. to pursue opportunities in the business of mineral explorations.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying Unaudited interim financial statements of ECP Ventures, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the company's registration statement filed with the SEC on Form SB-2. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent period ended April 30, 2002 as reported in Form SB-2 have been omitted.

Exploration stage company

ECP is still an exploration stage company as it does not have an established commercial deposit and is not in the production stage.

Use of estimates

The preparation of financial statements in conformity with USGAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents consist of cash on deposit and highly liquid short-term interest bearing securities with a maturity at the date of purchase of three months or less.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statement at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Compensated absences

Employees of the corporation are entitled to paid vacations, sick days and other time off depending on job classification, length of service and other factors. It is impractical to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The corporation's policy is to recognize the costs of compensated absences when paid to employees.

Net profit per share

ECP adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings per share. Basic earnings per share is computed by dividing net income available to common shareowners by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contacts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, any anti-dilution effects on net loss per share are excluded.

Disclosure about fair value of financial instruments

ECP has financial instruments, none of which are held for trading purposes. ECP estimates that the fair value of all financial instruments at September 30, 2002 as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by ECP using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that ECP could realize in a current market exchange.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Concentration of credit risk

Financial instruments that potentially subject ECP to a significant concentration of credit risk consist primarily of cash and cash equivalents which are not collateralized. ECP limits its exposure to credit loss by placing its cash and cash equivalents with high credit quality financial institutions.

Long-lived assets

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. This standard did not have a material effect on ECP's results of operations, cash flows or financial position in these financial statements.

Foreign currency translation

The accounts of ECP are translated into US Dollars on the following basis:
-current assets and liabilities at the rate of exchange in effect at the balance sheet date
-deferred exploration costs and administration expenses at the average rate in effect during the period
-non-current assets and liabilities at rates prevailing when the transaction occurred
-exchange gains or losses on conversion are included with net interest income.

The effect of exchange rate changes on cash balances forms part of the reconciliation of change in cash and cash equivalents during the period.

Stock-based Compensation

SFAS No. 123, "Accounting for stock-based compensation" permits the use of either a "fair value based method" or the "intrinsic value method" defined in Accounting Principles Board Opinion 25, "Accounting for stock issued to employees" (APB 25) to account for stock-based compensation arrangements.

Companies that elect to use the method provided in APB25 are required to disclose pro forma net income and pro forma earnings per share information that would have resulted from the use of the fair value based methods. The Company has elected to continue to determine the value of stock-based compensation arrangements with employees under the provisions of APB 25. No pro forma disclosures have been included with the accompanying financial statements as there was no pro forma effect to the Company's net loss or net loss per share.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Mineral property acquisition costs and deferred exploration expenditures

    Mineral property acquisition costs are capitalized. Exploration costs and mine development costs to be incurred, including those to be incurred in advance of commercial production and those incurred to expand capacity of proposed mines, expensed as incurred while ECP is in the exploration stage and, accordingly, exploration costs of $1,935 are expensed during the period from March 12, 2002 to April 30, 2002. Mine development costs to be incurred to maintain production will be expensed as incurred. Depletion and amortization expense related to capitalized mineral properties, exploration costs and mine development costs will be computed using the units-of-production method based on proved and probable reserves
    US GAAP requires that whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, the entity shall estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the discounted future cash flows is less than the carrying amount of the asset, an impairment loss (difference between the carrying amount and fair value) should be recognized as a component of income from continuing operations before income taxes
    Where properties are disposed of, the sales proceeds are, firstly, applied as a recovery of deferred exploration expenditures, secondly, as a recovery of mineral property acquisition costs, and thirdly, as a gain or loss recorded in current operations.

Values

The amounts for mineral properties and deferred expenses represent costs incurred to date and are not intended to reflect present or future values. The recoverability of the amounts shown for mineral properties and deferred exploration costs is dependent on the confirmation of economically recoverable reserves, the ability of ECP to obtain the necessary financing to successfully complete their development, including compliance with the requirements of lenders who may provide this financing from time to time, and upon future profitable operations.

Note 3. OPTION AGREEMENT

As at April 8, 2002, ECP signed an option agreement with Larry R.W. Sostad. ECP is granted a 100% undivided interest in the June Properties (June #1, June #2, June #3 and June #4, (Tenure Number 363010, 363011, 363012 and 363013), located in the Alberni Mining Division, in the Province of British Columbia, Canada, subject to the following terms and conditions:
    pay to Sostad $1,935 (CAD$3,000) on execution of this agreement (paid);
    pay to Sostad CAD$3,000 on or before October 8, 2002;
    pay to Sostad CAD$7,000 on or before April 8, 2003;
    pay to Sostad CAD$7,000 on or before April 8, 2004;
    ECP shall make exploration expenditures on the property of CAD$50,000 on or before June 30, 2003 and CAD$100,000 on or before June 30, 2004;
    Sostad shall be entitled to receive 2% of Net Smelter Returns; ECP has the option to buy one-half of the Net Smelter Return Royalty for CAD$1,000,000 at any time before the property is placed into commercial production.
    ECP may at any time elect to abandon its interest in the Property and in this agreement by giving notice to Sostad of any such intention and by meeting any and all outstanding obligations regarding the Property. However, before the Property is surrendered, ECP must make cash payments to Sostad of not less than CAD$10,000, the latter to include any amounts described in a), b) and c) above.

Note 4. PREPAID EXPENSES AND DEPOSIT

The amount of $250 as at September 30, 2002 is prepaid as a deposit for transfer agent fees.

Note 5. RELATED PARTY TRANSACTIONS

The amount of $50,000 as at September 30, 2002 is due to a related party, LCC Ventures Corporation, controlled by Mr. Peng Chen, President and Director of the Company. This amount is unsecured, non interest bearing, with no specific terms of repayment.

Note 6. CAPITAL STOCK

    Authorized: 75,000,000 common shares with a par value of $0.001 per share.
    Issued and outstanding common shares as at September 30, 2002, are as follows:

Note 7. INCOME TAXES

There is a loss of $23,994 carried forward that may be applied towards future profits.

No deferred income taxes are recorded as an asset. A reserve has been claimed that offsets the amount of tax credit available from use of the loss carry forward because there is presently no indication that these tax losses will be utilized.

Note 8. FINANCIAL INSTUMENTS

ECP's financial instruments consist of cash and cash equivalents, prepaid expenses, accounts payable and accrued and due to related party. It is management's opinion that ECP is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial statements approximates their carrying values.

Note 9. PENSION AND EMPLOYMENT LIABILITIES

ECP does not have liabilities as at September 30, 2002, for pension, post-employment benefits or post-retirement benefits. ECP does not have a pension plan.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XL of the Articles of Incorporation of ECP, filed as Exhibit 3.1 to the Registration Statement.

2. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making ECP responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by ECP, are as follows:
SEC Registration Fee	$18.40
Printing Expense	$500.00
Accounting Fees and Expenses	$2,000.00
Legal Fees and Expenses	$20,000.00
Blue Sky Fees/Expenses	$1,000.00
Transfer Agent Fees	$1,000.00
Miscellaneous Expenses	$481.60
TOTAL:	$25,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Since inception on March 12, 2002, ECP has sold the following securities which were not registered under the Securities Act of 1933, as amended.
Name and Address	Date	Shares	Consideration
Chen Peng 1465 Parkway Blvd., #221, Coquitlam, BC, V3Z 3E6	March 12, 2002	900,000	$900
James W. McLeod 202-1318-56th Street, Delta, BC, V4L 2A4	March 12, 2002	100,000	$100

We issued the foregoing restricted shares of common stock to Mr. Chen Peng and Mr. James W. McLeod under Section 4(2) of the Securities Act of 1933. Mr. Chen Peng and Mr. James W. McLeod are sophisticated investors, are officers and directors of ECP, and where in possession of all material information relating to ECP. Further no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27. EXHIBITS

The following exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed, unless otherwise noted.
Exhibit No.	Document Description
3.1*	Articles of Incorporation
3.2*	Bylaws
4.1*	Specimen Stock Certificate
4.2*	Promissory Note to LCC Venture Corp. for $50,000
5.1	Opinion of Fraser and Company, Barristers and Solicitors, regarding the legality of the Securities being registered
10.1*	Option Agreement between Larry R. W. Sostad and ECP Ventures Inc.
23.1	Consent of Auditors
23.2	Consent of Fraser and Company
99.1*	Subscription Agreement

*  Incorporated by reference to same exhibit filed with ECP's Form SB-2 Registration Statement on May 27, 2002.

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned thereto authorized, in Vancouver, British Columbia, on this 11th day of October, 2002.

ECP VENTURES INC.

By: /s/ "Chen Peng"
Chen Peng, President and Director

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signatures appears below constitutes and appoints Chen Peng, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
(Signature) (Title) (Date)	/s/ "Chen Peng" Chen Peng President and Director (who also performs the function of the Chief Financial Officer) October 11, 2002
(Signature) (Title) (Date)	/s/ "James W. McLeod" Secretary, Treasurer and Director (who also performs the function of the Principal Accounting Officer) October 11, 2002